Exhibit 10.7

FIRST AMENDMENT

PLANTEX SUPPLY AGREEMENT

This First Amendment (hereinafter referred to as this “Amendment”), dated as of the 31st day of July, 2009 (the “Amendment Date”), is made by and between Plantex USA, Inc., a corporation with its principal offices at 2 University Plaza, Suite 305, Hackensack, NJ 07601 (hereinafter referred to as “Supplier”), and Pivot Acquisition, Inc., a Delaware corporation formerly known as Transcept Pharmaceuticals, Inc. (hereinafter referred to as “Purchaser”) and a wholly-owned subsidiary of Transcept Pharmaceuticals, Inc. (a publicly-traded Delaware corporation hereinafter referred to as “Transcept”). Purchaser and Supplier are sometimes referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Supply Agreement dated March 31, 2006 pursuant to which Supplier agreed to supply quantities of Product to Purchaser in the Territory (the “Supply Agreement”);

WHEREAS, Transcept has entered into that certain United States License and Collaboration Agreement dated as of the date hereof with Purdue Pharma L.P., a Delaware limited partnership having a place of business at One Stamford Forum, 201 Tresser Boulevard, Stamford, Connecticut 06901-3431 (hereinafter referred to as “Purdue” and such agreement the “Collaboration Agreement”), pursuant to which, among other matters, Transcept has granted Purdue exclusive rights with respect to the commercialization of Finished Product solely in the United States;

WHEREAS, Supplier and Purdue desire to enter into an agreement setting forth the terms and conditions of Supplier’s manufacture and supply of Product for Purdue solely with respect to the United States (the “Purdue Supply Agreement”);

WHEREAS, Supplier and Purchaser desire to amend the Supply Agreement so that Purdue may enter into such agreement with Supplier solely with respect to the United States;

WHEREAS, Supplier and Purchaser desire for Purchaser to retain all rights under the Supply Agreement with respect to the Territory [***]; and

WHEREAS, the rights granted by Transcept to Purdue under the Collaboration Agreement do not come into effect until such time as the approved NDA for the Finished Product is transferred to Purdue (hereinafter referred to as the “NDA Transfer”).

NOW, THEREFORE, the Parties agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Supply Agreement.

2. Effective Date. This Amendment shall be effective as of the Effective Date. As used herein, “Effective Date” means the date of written notice from Transcept to Supplier pursuant to which Transcept expressly notifies Supplier that the NDA Transfer has occurred, which will not in

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

any event be more than two (2) business days following the date of such NDA Transfer. Such notice shall be substantially in the form attached hereto as Exhibit A.

3. Territory. Effective as of the Effective Date, the defined term “Territory” in Article 1 of the Supply Agreement shall be deleted in its entirety and amended as follows:

“Territory” — shall mean [***].

Notwithstanding the foregoing, effective upon any termination of the Purdue Supply Agreement, any and all rights with respect to [***] shall revert to Purchaser and [***] shall be included in the Territory under the Supply Agreement. Purchaser and Transcept shall not be liable for any acts or omissions of Purdue under the Purdue Supply Agreement.

4. Limited Waiver of Section 3.7. Supplier hereby waives the requirements of Section 3.7 of the Supply Agreement solely with respect to any transfer or sale by the Purchaser to Purdue (or its affiliates) of any Product manufactured or ordered under the Supply Agreement prior to the date of this Amendment.

5. Termination of the Collaboration Agreement. Purchaser shall notify Supplier in writing of any termination of the Collaboration Agreement no later than five (5) days after such termination.

6. Miscellaneous.

(a) Entire Agreement. This Amendment constitutes the entire agreement among the Parties with respect to the amendment of the Agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the amendment and addition of the same.

(b) No Further Amendment; No Conflict. The Supply Agreement shall remain in full force and effect except solely to the extent modified by this Amendment. In the event of a conflict between the Supply Agreement and this Amendment, this Amendment shall control.

(c) Governing Law. This Amendment will be governed and construed in accordance with the laws of the State of New York, except for its conflict of law provisions, and the 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Amendment or the rights or obligations of the Parties herein. The Parties agree that the any dispute arising under or in connection with this Amendment shall be subject to the exclusive jurisdiction of the state courts and federal courts of the State of New York.

(d) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

[Signature Page Follows]

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Amendment has been executed by the Parties hereto as of the Amendment Date.

Plantex USA, Inc.		Pivot Acquisition, Inc.

By:	/s/ John Denman	By:	/s/ Glenn A. Oclassen

Name:	John Denman	Name:	Glenn A. Oclassen

Title:	President	Title:	CEO and President

By:	/s/ Allen Lefkowitz

Name:	Allen Lefkowitz

Title:	Chief Financial Officer

Exhibit A

NOTICE OF NDA TRANSFER

                            , 2009

Plantex USA, Inc.

2 University Plaza, Suite 305

Hackensack, NJ 07601

Attention: President

Re:	Supply Agreement between Plantex USA, Inc. and Pivot Acquisition, Inc., dated March 31, 2006, as amended on July 31, 2009.

Pursuant to the terms and conditions of the Supply Agreement between Plantex USA, Inc. (“Plantex”) and Pivot Acquisition, Inc. dated March 31, 2006, as amended on July 31, 2009 (the “Agreement”), this letter serves as written notice from Transcept Pharmaceuticals, Inc. to Plantex that the NDA Transfer (as defined in the First Amendment of the Agreement) has occurred.

Regards,

Transcept Pharmaceuticals, Inc.

Name:

Title: